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                                  Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 33-62787) and related Prospectus of AirTouch Communications, Inc., ATI Financing I and ATI Financing II for the registration of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities and to the incorporation by reference therein of our report dated February 15, 1995 with respect to the consolidated financial statements and schedule of Cellular Communications, Inc. incorporated by reference in AirTouch Communications, Inc. Current Report on Form 8-K dated September 20, 1995 filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


New York, New York
November 16, 1995